Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE AND APPLICABLE FOREIGN SECURITIES LAWS.

Dated: January 8, 2015

WARRANT TO PURCHASE COMMON STOCK
OF
LILIS ENERGY, INC.

Expiring January 8, 2020

LILIS ENERGY, INC., a Nevada corporation (the “Company”), for value received, hereby certifies that HEARTLAND BANK, an Arkansas state bank, or its registered assigns (the “Purchaser”), is entitled to purchase from the Company 225,000 duly authorized shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the purchase price per share of $2.50 (the “Initial Warrant Exercise Price”), at any time or from time to time on or before 3:00 p.m. Mountain Time on January 8, 2020 (the “Expiration Date”), all subject to the terms, conditions and adjustments set forth in this Warrant. Certain capitalized terms used herein are defined in Section 11 or elsewhere herein.

This Warrant is issued in connection with, and to induce the Holder to enter into, that certain Credit Agreement, dated as of January 8, 2015, by and among the Company, the Purchaser, and the other signatories thereto (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).

1.	EXERCISE OF WARRANT.

1.1                 Manner of Exercise; Payment. This Warrant may be exercised by the Holder, in whole or in part, at any time on or before the Expiration Date, by delivery and surrender of this Warrant to the Company at its Principal Office, accompanied by a subscription (in substantially the form attached as Exhibit A) duly executed by such Holder and accompanied by payment (a) in cash, (b) by certified check payable to the order of the Company, (c) by wire transfer of immediately available funds or (d) by Cashless Exercise, or by any combination of any of the foregoing methods set forth in Section 1.11.1(a) to (d); provided, however, that this Warrant may not be exercised on a Cashless Exercise basis in the event that there is an effective and available registration statement covering the resale of all Warrant Shares. Subject to the following paragraph in respect of a Cashless Exercise, such payment shall be in the amount obtained by multiplying (x) the number of Warrant Shares (without giving effect to any adjustment thereof) designated in such subscription by (y) the Warrant Exercise Price, and such Holder shall thereupon be entitled to receive the number of duly authorized Warrant Shares determined as provided in Sections 2, 3 and 4.

For purposes of this Section 1.1, the term “Cashless Exercise” means an exercise of this Warrant pursuant to which the Company issues to the Holder a number of Warrant Shares determined as follows:

X = Y ((A-B)/A)

Where:

X = the number of Warrant Shares to be issued to the Holder, subject to adjustment as provided in Section 2, 3 and 4.

Y = the total number of Shares designated in the applicable subscription as being subject to the Cashless Exercise (as adjusted as provided herein).

A = the Fair Market Value of the Shares.

B = the Warrant Exercise Price.

1.2                 When Exercise Effective.

(a)                Each exercise of this Warrant shall be deemed to have been effected immediately before the close of business on the Business Day on which this Warrant shall be deemed to have been delivered and surrendered to the Company, accompanied by payment, as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

(b)               Notwithstanding the foregoing, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), the Holder may, upon written notice delivered to the Company concurrently with the delivery and surrender of this Warrant for exercise accompanied by payment, as provided in Section 1.1, elect that the exercise of all or any portion of this Warrant be conditioned upon the consummation of such transaction or event, in which case (i) such exercise shall not be deemed to be effective unless and until the consummation of such transaction or event occurs and (ii) such exercise may be revoked by the Holder at any time before the consummation of such transaction or event. If such transaction or event is not consummated and such exercise is so revoked, the Company shall promptly return the surrendered Warrant and any exercise price paid to such Holder, unless otherwise instructed by such Holder.

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1.3                 Delivery of Share Certificates and New Warrant. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company at its sole expense (including the payment by it of any applicable issue taxes) shall update the shareholder register of the Company to reflect the number of duly authorized Warrant Shares to which such Holder shall be entitled upon such exercise and shall cause to be issued in the name of and delivered to the applicable Holder or, subject to Section 10, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(a)                a certificate or certificates for the number of duly authorized Warrant Shares to which such Holder shall be entitled upon such exercise together with cash in lieu of any fraction of a share, as provided in Section 1.4 hereof; and

(b)               unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 1.3(a) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

1.4                 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either (i) pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Fair Market Value per Warrant Share on the Business Day next preceding the date of such exercise or (ii) round up to the next whole share.

1.5                 Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the applicable Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder is entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the Holder shall fail to make any such request, then such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

1.6                 Continuation of Rights in Warrant Shares Following Exercise. Upon any exercise of this Warrant, all Warrant Shares issued in connection therewith shall continue to have the benefit of the provisions of Sections 7, 12, 13, 14 and 16 of this Warrant, and all of such rights shall inure to the benefit of the Holder thereof with respect thereto, as if this Warrant had not been exercised and the Holder thereof was a Holder with respect thereto.

2.	ADJUSTMENT OF Warrant ShareS ISSUABLE UPON EXERCISE.

2.1                 General; Number of Warrant Shares; Warrant Exercise Price. The number of Warrant Shares that the Holder shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of Warrant Shares that would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder pursuant to Section 1.1, by a fraction (a) the numerator of which is the Initial Warrant Exercise Price and (b) the denominator of which is the Warrant Exercise Price in effect on the date of such exercise. The “Warrant Exercise Price” shall initially be the Initial Warrant Exercise Price, and shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

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2.2                 Adjustments Upon Issuance of Additional Shares. If the Company at any time or from time to time after the date hereof issues or sells any Additional Shares (including any Additional Shares deemed to be issued pursuant to Section 2.3 or 2.4) without consideration or for consideration per share of Common Stock less than the Warrant Exercise Price in effect immediately before such issuance or sale, then, in each such case, subject to Section 2.7, the Warrant Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying the Warrant Exercise Price by a fraction:

(a)                the numerator of which shall be the sum of (i) the total number of shares of Common Stock outstanding immediately before such issue or sale (measured on a Fully-Diluted Basis), plus (ii) the number of shares of Common Stock that the aggregate consideration received by the Company for such Additional Shares would purchase at the Warrant Exercise Price in effect immediately before such issuance or sale; and

(b)               the denominator of which shall be the number of shares of Common Stock anticipated to be outstanding immediately after such issue or sale (measured on a Fully-Diluted Basis).

2.3                 Dividends and Distributions. If the Company at any time or from time to time after the date hereof declares, orders, pays or makes a dividend or other distribution (including any distribution of cash, other or additional stock or other securities or property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on its Common Stock, other than a dividend payable in Additional Shares that is subject to Section 2.4, an Ordinary Cash Dividend, or a dividend payable to the Shareholders solely for the purpose of paying their individual income taxes (to the extent specifically contemplated by the Company’s Governing Documents), then, and in each such case, the Warrant Exercise Price shall be decreased, effective immediately after the effective time of such dividend or distribution, by the amount of cash and/or the fair market value (as determined by the Board of Directors in good faith) of any securities or other assets paid on each share of Common Stock subject to such dividend or distribution. “Ordinary Cash Dividends” means any cash dividend or cash distribution on the Common Stock which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 2.3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Common Stock issuable on exercise of each Warrant), does not exceed $0.30 per share of Common Stock.

2.4                 Treatment of Splits, Recapitalization, etc. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock or makes a distribution to holders of Common Stock in the form of additional shares of Common Stock, then the Warrant Exercise Price in effect immediately before such subdivision shall be proportionately reduced.

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2.5                 Computation of Consideration. For the purposes of this Section 2:

(a)                the consideration for the issue or sale of any Additional Shares shall, irrespective of the accounting treatment of such consideration:

(i)                insofar as it consists of cash, be computed at the gross amount of cash actually received by the Company, without deduction for any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii)              insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the Fair Market Value thereof at the time of such issue or sale;

(iii)             insofar as it consists (A) of services, at the value reasonably determined in good faith by the Board of Directors, or (B) neither of cash, nor of services, nor other property, be computed as having no value; and

(iv)             insofar as the Additional Shares are issued or sold together with other Capital Stock, property or assets of the Company for a consideration that covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares, all as reasonably determined in good faith by the Board of Directors.

(b)               All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

2.6                 Adjustment for Combinations, etc. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification, combination, reverse stock split or otherwise, into a lesser number of shares of Common Stock, then the Warrant Exercise Price in effect immediately before such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

2.7                 Minimum Adjustment of Warrant Exercise Price. If the amount of any adjustment of the Warrant Exercise Price required pursuant to this Section 2 would be less than 1% of the Warrant Exercise Price in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Warrant Exercise Price.

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3.	CONSOLIDATION, MERGER, ETC.

3.1                 Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc. If after the date hereof, at any time while this Warrant is outstanding, the Company (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Warrant Shares and/or shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person or (d) shall effect a capital reorganization or reclassification of the Warrant Shares and/or the Common Stock (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Shares for which adjustment to the Warrant Exercise Price is provided in Section 2.2) (together, a “Fundamental Transaction”), then, and in the case of each such Fundamental Transaction, notice shall be given to the Holder at least ten (10) days prior to consummation of such Fundamental Transaction, and the Holder shall be given the opportunity to exercise this Warrant in whole or in part on a Cashless Exercise basis. If the Holder chooses to exercise this Warrant at any time prior to the consummation of such Fundamental Transaction, the Holder shall be entitled to receive (at the aggregate Warrant Exercise Price in effect at the time of such exercise for all Warrant Shares issuable upon such exercise immediately before such consummation), in lieu of the Warrant Shares issuable upon such exercise before such consummation, the greatest amount of securities, cash or other property to which such Holder would actually have been entitled as an equity holder upon consummation of the Fundamental Transaction if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4.

3.2                 Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Credit Agreement to the contrary, the Company shall not effect a Fundamental Transaction unless, before the consummation thereof, each Person (other than the Company) that may be required to deliver any units, stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such units, stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Credit Agreement. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Credit Agreement.

4.	OTHER DILUTIVE EVENTS.

If any event shall occur as to which the provisions of Sections 2 or 3 are not strictly applicable but with respect to which the failure to make any adjustment would not fairly protect the Purchaser and/or Holders or fairly preserve and give effect to the anti-dilution rights represented by this Warrant in accordance with its essential intent and principles, then, in each such case, at the request of the Holder, the Board of Directors shall adjust this Warrant to fairly preserve and give effect to the anti-dilution rights represented by this Warrant.

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5.	NO DILUTION OR IMPAIRMENT.

The Company shall not, by amendment of any of its Governing Documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may reasonably be requested by the Holder in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value (if any) of any Warrant Shares issuable upon the exercise of this Warrant, if applicable, to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue Warrant Shares upon the exercise of this Warrant and (c) will not take any action that results in any adjustment of the Warrant Exercise Price if the total number of Warrant Shares issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company’s Governing Documents and available for the purpose of issuance upon such exercise.

6.	ACCOUNTANTS’ REPORT AS TO ADJUSTMENTS.

In each case of any adjustment or readjustment in the Warrant Shares issuable upon the exercise of this Warrant, the Company at its sole expense shall, as promptly as reasonably practicable following such adjustment or readjustment, compute such adjustment or readjustment in accordance with the terms of this Warrant. The Company shall, as promptly as reasonably practicable following such adjustment or readjustment, mail a copy of each such computation to each Holder and shall, upon the written request at any time of any such Holder, furnish to such Holder a statement setting forth the Warrant Exercise Price at the time in effect and showing in reasonable detail how it was calculated. After receipt of such statement, such Holder shall have 30 days to review such statement, and shall have reasonable access to the books and records of the Company, and its personnel, during such 30-day period to the extent such records relate to, or such personnel was involved with, calculating such statement. On or before the last day of such 30-day period, such Holder may object to such statement by delivering to the Company a statement of objections, after which the Company and such Holder shall negotiate in good faith to resolve such objections. If such objections are not resolved within 15 days of such Holder’s delivery of such statement of objections, then the disputed matters shall be submitted for resolution to a Resolving Accountant. The Company and the Holder shall direct the Resolving Accountant to resolve such matters within 30 days of its engagement, and the determination of the Resolving Accountant shall be binding on such parties. The fees of the Resolving Accountant shall be borne by the Company or the Holder in a proportion to be determined by the Resolving Accountant, which proportion shall be based on the relative accuracy of the calculations set forth by such Persons.

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7.	REGISTRATION OF WARRANT AND Warrant ShareS.

7.1                 General. If any Common Stock or Other Securities required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such Common Stock or Other Securities may be issued upon exercise, then the Company shall, at its sole expense and as expeditiously as possible, cause such Common Stock and/or Other Securities to be duly registered or approved, as the case may be. At such time as any Common Stock or Other Securities issuable upon exercise of this Warrant are listed on any national securities exchange, the Company shall, at its sole expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, any and all Warrant Shares of the same class and maintain the listing of such Warrant Shares after their issuance.

7.2                 Piggyback Registration.

(a)                If the Company at any time proposes to file on its behalf or on behalf of any of its Shareholders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form unless such forms are being used in lieu of or as the functional equivalent of, registration rights) for any Common Stock, whether for its own account or for the account of one or more Shareholders or other Persons, then it shall give written notice setting forth the terms of the proposed offering to all Holders at least 10 days before the initial filing with the Commission of such registration statement, and shall offer to include in such filing such Registrable Securities as any Holder thereof may request. Each Holder desiring to have Registrable Securities registered under this Section 7.2(a) will advise the Company in writing within 5 days after the date of receipt of such notice from the Company, setting forth the amount of Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested. Notwithstanding the provisions of this Section 7.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.1 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

(b)               If the registration statement is for an underwritten offering, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, then the Company shall include securities in such registration in the following order of priority: (i) first, any securities to be offered by the Company; (ii) second, any securities for which the Company has granted “demand” registration rights that have been exercised to any Person; (iii) third, any Registrable Securities and other securities for which the Company has, on or before the date hereof, granted “piggyback” registration rights (including the rights pursuant to Section 7.2 and that have been requested to be included in such registration, pro rata among the Persons requesting the inclusion of such securities on the basis of the number of such securities as to which registration was requested by each such Person; and (iv) fourth, any other securities for which the Company, after the date hereof, grants “piggyback” registration rights and that have been requested to be included in such registration, pro rata among the Persons requesting the inclusion of such securities on the basis of the number of such securities as to which registration was requested by each such Person.

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(c)               The Holders who are selling Registrable Securities in an underwritten offering shall not be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder or such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7.5.

7.3                 Expenses. The Company shall pay all Registration Expenses in connection with all registrations (which shall include any qualifications, notifications and exemptions) under this Section 7.

7.4                 Obligations of the Company. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                furnish, at least five Business Days before filing such registration statement, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Requisite Holders (the “Holders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such ten Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(b)               prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)                notify in writing the Holders’ Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any action threatening any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any action threatening the qualification of such Registrable Securities for sale in any jurisdiction;

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(d)               furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Warrant and/or Warrant Shares owned by them;

(e)                use commercially reasonable efforts to register and to qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or subject itself to taxation in any such states or jurisdictions;

(f)                upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

(g)               notify each Holder holding Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and file via EDGAR a supplement to or amendment of such prospectus pursuant to Rules 172 and 424(b) under the Securities Act so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)              provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities; and

(i)                subject to all of the other provisions of this Agreement, use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

The Company may suspend the use of a prospectus included in any registration statement filed pursuant to this Agreement if the Company is then in possession of material, non-public information, the disclosure of which the Board of Directors has reasonably determined in good faith would have a material adverse effect upon the Company. The Company shall promptly notify all Holders of Registrable Securities included in such registration statement upon such determination by the Board of Directors and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration statement.

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7.5                 Indemnification.

(a)                Indemnification by Company. In connection with any registration under Section 7, the Company shall indemnify, to the extent permitted by law, each Holder covered by a registration statement and each of its officers, directors, managers, partners, employees and Affiliates, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company furnishes any amendments or supplements) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with copies of the same.

(b)               Indemnification by Holder. In connection with any registration under Section 7, the Holder shall indemnify, to the extent permitted by law, the Company and each of its officers, directors, managers, partners, employees and Affiliates, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company furnishes any amendments or supplements) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be limited to the net amount of proceeds received by the Holder from the sale of its Registrable Securities pursuant to such registration statement.

(c)                Procedures. Promptly upon receipt by an indemnified party of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Warrant, the indemnified party shall notify the indemnifying party in writing of the commencement of such action (provided that the failure to give prompt notice shall not impair the indemnified party’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party). In case notice of commencement of any such action is given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party has the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld.

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(d)               Contribution. If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 7.5(d) when combined with any amounts paid pursuant to Section 7.5(a) exceed the net proceeds from the offering received by such Holder, except in the case of intentional fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                Survival. The obligations of the Company and Holders under this Section 7.5 shall survive the completion of any offering of securities in a registration statement under this Section 7 or otherwise.

8.	AVAILABILITY OF INFORMATION.

The Company shall comply with the reporting requirements of Section 13 and 15(d) of the Exchange Act and all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall also cooperate with each Holder holding Restricted Securities in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities.

9.	COVENANTS OF THE COMPANY.

9.1                 Availability of Common Stock for Issuance. The Company shall not allot or issue Common Stock such that the number of authorized but unissued shares of Common Stock would at any time be insufficient to permit the exercise of this Warrant into shares of Common Stock. If at any time there are insufficient authorized but unissued shares of Common Stock to permit the exercise of the Warrant into Common Stock, the Company shall take all such corporate actions (including convening a general meeting of the Company) as may be necessary to authorize a sufficient number of additional shares of Common Stock for allotment and issuance in respect of any exercise of this Warrant.

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9.2                 Transfer Books. The Company shall not close its books against the transfer of this Warrant or any Warrant Shares in any manner which interferes with the timely exercise of this Warrant in accordance with the express terms hereof.

9.3                 Governmental Filings and Approvals. The Company shall assist and cooperate with the Holder in making any required governmental filings or obtaining any required governmental approvals before or in connection with any exercise of this Warrant (including making any filings required to be made by the Company).

10.	OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

10.1             Ownership of Warrants. The Company shall cause to be kept at its Principal Office a register for the registration and transfer of this Warrant. The names and addresses of the Holders, the transfer thereof and the names and addresses of any transferees of this Warrant shall be registered in such register. The Person(s) in whose names this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

10.2             Transfer and Exchange of Warrants. Subject to the transfer restrictions referred to in the legend herein, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B) at the Company’s Principal Office. Upon such surrender and, if required, such payment, the Company at its expense shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in Exhibit B, and this Warrant shall promptly be cancelled. Upon any assignment of only a portion of this Warrant, the Company will issue and deliver to the assignor a new Warrant or Warrants with respect to the portion of this Warrant not so transferred.

10.3             Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, upon delivery of indemnity satisfactory to the Company in form and amount (which shall be the only security the Company shall seek from such Person) or, in the case of any such mutilation, upon surrender of such Warrant for cancelation at the Company’s Principal Office, the Company at its sole expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, destroyed, or mutilated, and dated the date hereof.

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11.	DEFINITIONS.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Additional Shares” means any and all shares of Common Stock or Convertible Securities of the Company issued or sold (or, pursuant to Section 2.3, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (a) Common Stock issued upon conversion or exercise of, or in the form of dividends or interest paid in kind with respect to, Convertible Securities outstanding as of the date hereof (to the extent not amended or modified after the date hereof), or issued after the date hereof so long as the anti-dilution provisions of Section 2.2 were complied with or were inapplicable with respect to the initial issuance by the Company of such Convertible Securities, (b) any Warrant Shares (and the shares of Common Stock issuable pursuant to the Other Lender Warrants), (c) shares of Common Stock issued in connection with any dividend or distribution for which adjustment is made pursuant to Section 2.3 hereof, (d) any shares of Common Stock permitted to be issued by the Credit Agreement, or (e) any restricted shares of Common Stock or Common Stock issued upon exercise or conversion of Convertible Securities issued in connection with the Company’s 2012 Equity Incentive Plan, as amended, (f) any shares of Common Stock issued in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or issued in connection with any stock split, stock dividend, reclassification or similar non-economic event by the Company.

“Appraised Value” means the value of any securities or other property as finally determined by the Appraiser, without premium for control or discount for minority interests, illiquidity or minority restrictions on transfer. The Appraiser shall be directed to determine the Appraised Value of such securities or property as soon as practicable, but in no event later than 30 days from the date of its selection. The determination of the Appraised Value by the Appraiser will be conclusive and binding on all parties to this Warrant. The Appraised Value of each Warrant Share at a time when (a) the Company is not a reporting company under the Exchange Act and (b) the Common Stock is not traded in the organized securities markets, shall, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole (after giving effect to the repayment of any then outstanding Funded Debt), and by dividing that value by the aggregate number of shares of Common Stock then outstanding (measured on a Fully-Diluted Basis), without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In no event shall the Appraised Value of a Warrant Share be less than the per share consideration received or receivable with respect to the applicable shares of Common Stock in connection with any pending Fundamental Transaction. The prevailing market prices for any security or property will not be dispositive of the Appraised Value thereof.

“Appraiser” means a valuation firm selected by the Holder and reasonably acceptable to the Company. If the Holders and the Company cannot agree on an Appraiser within 15 days after the applicable Valuation Date, then, the Company, on the one hand, and the Holder, on the other hand, shall each select an Appraiser within 21 days of the applicable Valuation Date and those two Appraisers shall select within 25 days after the applicable Valuation Date an independent Appraiser to determine the Appraised Value. Any and all fees, costs and other expenses of the Appraiser(s) shall be borne by the Company.

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“Average Market Value” means the average of the Closing Prices for the security in question for the 10 consecutive trading days immediately preceding the date of determination.

“Board of Directors” means the Board of Directors of the Company or any other body that exercises ultimate executive authority over the business and affairs of the Company, including any executive committee of such Board of Directors.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Little Rock, Arkansas are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Capital Stock” means, as to any Person, its units or membership interests, shares of common stock, preferred stock and/or any other capital stock, or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including options, warrants, phantom stock, stock appreciation rights, convertible notes or debentures, stock purchase rights and all agreements, instruments, documents and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing. Unless the context indicates otherwise, references herein to Capital Stock refer to Capital Stock of the Company.

“Closing Price” means, for any given trading day, (a) if the primary market for the security in question is a national securities exchange registered under the Exchange Act or some other market or quotation system in which last sale transactions are reported on a contemporaneous basis, then the last reported sales price of such security for such day, or, if there has not been a sale of such security on such trading day, then the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm’s length trading), or (b) if the primary market for the security in question is not an exchange or quotation system in which last sale transactions are contemporaneously reported, then the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by the Financial Industry Regulatory Authority through its interdealer quotation system or its successor or such other generally accepted source of publicly reported bid quotations as the Holder and the Company may designate.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” has the meaning given to such term in the introduction to this Warrant.

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“Company” shall have the meaning given to such term in the introduction to this Warrant.

“Convertible Securities” means any (i) evidences of indebtedness, (ii) options, rights, or warrants (other than this Warrant) to subscribe for, purchase or otherwise acquire shares of Common Stock, or (iii) other securities directly or indirectly convertible into or exchangeable for shares of Common Stock.

“Credit Agreement” has the meaning given to such term in the introduction to this Warrant.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Expiration Date” has the meaning given to such term in the introduction to this Warrant.

“Fair Market Value” means (a) as to securities regularly traded on a national securities exchange or some other nationally-recognized market quotation system, the Average Market Value, and (b) as to all securities not regularly traded on a national securities exchange or some other nationally-recognized market quotation system and as to all other property, the fair market value of such securities or property as mutually agreed upon by the Company and the Holder, without premium for control and without discount for minority interests, illiquidity or restrictions on transfer, at the time of the transaction requiring the applicable determination of Fair Market Value pursuant to this Warrant (each such authorization, a “Valuation Event”); provided, however, that, if the Company and the Holder are unable to agree on any calculation of Fair Market Value in accordance with the provisions hereof within 30 days after the occurrence of any Valuation Event, then the Fair Market Value of such securities and/or other property will be its Appraised Value.

“Fully-Diluted Basis” means at any time (a) as applied to any calculation of the number of securities of the Company, after giving effect to (i) all shares of Common Stock Stock of the Company outstanding at the time of determination, and (ii) all shares of Common Stock issuable upon the exercise of any Convertible Security or Option outstanding as of the date hereof (including any Incentive Award outstanding as of the date hereof), and (b) as applied to any calculation of value, after giving effect to the foregoing securities and the payment of any consideration payable upon the exercise of any Convertible Security or Option referred to in clause above if such Convertible Security or Option were exercisable at such time.

“Fundamental Transaction” has the meaning given to such term in Section 3 of this Warrant.

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“Funded Debt” means, with respect to any Person and without duplication, (a) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under capital leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with generally accepted accounting principles, consistently applied, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and costs in excess of billings), (d) all indebtedness secured by a lien or other encumbrance on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided, however, that if such Person has not assumed or otherwise become liable for such indebtedness, then such indebtedness shall be measured at the lesser of (i) Fair Market Value of such property securing such indebtedness at the time of determination and (ii) the amount of such indebtedness secured thereby, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (f) all hedging obligations of such Person and (g) all contingent liabilities of such Person.

“Governing Documents” means the Company’s articles of incorporation, as amended from time to time, and similar agreements and documents governing the rights and obligations of Shareholders and directors of the Company.

“Holder” means the Purchaser and each of its successors and/or assigns that at any time holds or otherwise owns any portion of this Warrant or any Warrant Shares. If at any time there shall exist more than one Holder, then, with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof, such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Requisite Holders, unless the context otherwise requires.

“Holders’ Counsel” has the meaning given to such term in Section 7.4(b).

“Information” has the meaning given to such term in Section 7.4(i).

“Initial Warrant Exercise Price” has the meaning given to such term in the introduction to this Warrant.

“Other Lender Warrants” means the Warrants to Purchase Common Stock of the Company being issued as of the date hereof to the other lenders that are parties to the Credit Agreement.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any Holder.

“Principal Office” means the offices of the Company located at 1900 Grant Street, Suite #720, Denver, CO, 80203, or such other location as the Company may notify the Holders in writing.

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“Purchaser” has the meaning given to such term in the introduction to this Warrant.

“Registrable Securities” means (a) the Warrant Shares, and (b) all of the shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (a) above by way of a dividend or split in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or Fundamental Transaction. As to any particular Registrable Securities, such securities will cease to be Registrable Securities upon the earlier of (x) the date upon which such Registrable Securities have been registered under the Securities Act, and registered and qualified under the securities laws of all applicable states or (y) at such time as all of the Registrable Securities of a Holder are transferable without limitation or restriction by such Holder in a single brokerage transaction under the provisions of Rule 144 or any similar rule then in effect.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Section 7, including all registration and filing fees (including fees of the Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters in underwritten offerings required by or incident to such performance and compliance, the reasonable fees and disbursements of Holders’ Counsel retained by the Holders with respect to any Warrant and/or Warrant Shares being registered, the Company’s premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, and excluding any underwriting or distribution expenses of the Holders or other expenses of the Holders not related to the Company’s compliance with Section 7.

“Requisite Holders” means Holders that own or otherwise hold more than 50% of the Warrant Shares issuable upon exercise of this Warrant.

“Resolving Accountant” means a certified public accounting firm, of local or regional recognition, jointly selected by the Company and the Holder, having no past or current business relationship with such Person (a “Qualified Firm”); provided, that if the Company and the Holder are unable to agree on a Resolving Accountant, either of such Persons may request the Denver, Colorado office of the American Arbitration Association to designate a Qualified Firm with offices in Colorado.

“Restricted Securities” means all of the following: (a) any Warrants bearing the legend or legends contained herein or substantially similar thereto; (b) any Warrant Shares that have been issued upon the exercise of this Warrant and that are evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto; and (c) unless the context otherwise requires, any Warrant Shares that are at the time issuable upon the exercise of this Warrant and that, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto.

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“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Shareholder” means a holder of Common Stock.

“Transfer” means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Common Stock of the Company.

“Valuation Date” means the applicable date in respect of the determination of Fair Market Value.

“Warrant” means this Warrant to Purchase Common Stock of the Company, as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect hereto.

“Warrant Exercise Price” has the meaning given to such term in Section 2.1.

“Warrant Shares” means any Common Stock or Other Securities issued or issuable in connection with any exercise of this Warrant, in each case as such number may be adjusted from time to time pursuant to the terms hereof.

12.	REMEDIES.

The Company stipulates that the remedies at law available to the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13.	NO EFFECT ON LENDER RELATIONSHIP.

The Company acknowledges and agrees that, notwithstanding anything in this Warrant or the Credit Agreement to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of any Holder or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to the Company or any of its Subsidiaries pursuant to any agreement under which the Company or any of its Subsidiaries has borrowed money, including the Credit Agreement or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its Subsidiaries or (z) any duty it may have to any other Holders or any Shareholders, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally. No consent, approval, vote or other action taken or required to be taken by any Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Purchaser or any of its Affiliates as a lender or agent for lenders.

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14.	CONFLICTS OF INTEREST.

The Company acknowledges (a) that the Holder may, directly or indirectly, through ownership interests or lending relationships in a variety of enterprises, engage in activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, and (b) that the Holder may have an interest in the same areas of corporate opportunity as the Company and its Affiliates. Therefore, the Holder shall to the fullest extent permitted by law have no duty to refrain from (i) providing financing or financial services to persons in the same or similar activities or lines of business as the Company or (ii) providing financing or financial services to any client, customer or vendor of the Company, and neither the Holder nor any officer, director or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached any obligation to the Company solely by reason of the Holder engaging in any such activity.

15.	NOTICES.

Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one Business Day after deposit with such courier; or (c) facsimile or other electronic transmission upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient) of such facsimile or other electronic transmission. In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the Credit Agreement for notices, unless the Holder shall notify the Company that notices and communications should be sent to a different address (or facsimile number or electronic mail address), in which case such notices and communications shall be sent to the address (or facsimile number or email address) specified by the Holder.

16.	REPRESENTATIONS.

The Company represents and warrants to the Holder that neither the issuance of this Warrant nor the issuance of Warrant Shares upon exercise of this Warrant, or any rights of the Holder hereunder, violates or conflicts with, in any material respect, the Company’s Governing Documents or any agreement, document or instrument to which the Company (or any of its affiliates) is a party, except where such violation or conflict would not be expected to have a material adverse effect, and that no authorization, approval or other action by, or notice to, any other Person is required, except for those that have been obtained or made and are in full force and effect.

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17.	MISCELLANEOUS.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder. This Warrant shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of Arkansas without giving effect to doctrines relating to conflicts of laws. Unless the context of this Warrant clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Use of “herein,” “hereof,” “hereby” or similar terms refer to this Agreement as a whole. References herein to the “Holder” or “Holders” of this Warrant include the singular and the plural, it being understood that there may be one or more Holders of this Warrant at any particular time. References herein to Exhibits refer to the exhibits attached hereto, which are incorporated herein and made a part hereof. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. This Warrant may be executed in counterparts. Faxed or portable document format (.pdf) copies of the manually executed signature pages to this Warrant will be fully binding and enforceable without the need for the delivery of the manually executed signature pages. This Warrant and all rights hereunder shall survive the termination of the Credit Agreement and the payment of all obligations thereunder. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

COMPANY:

LILIS ENERGY, INC.,
a Nevada corporation

By:	/s/ Abraham Mirman
Name:	Abraham Mirman
Title:	CEO

The undersigned Holder is executing this Warrant
to acknowledge its obligations under Section 7:

HOLDER:

HEARTLAND BANK,

an Arkansas state bank

By:	/s/ Phil Thomas
Name:	Phil Thomas
Title:	CLO/EVP

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Exhibit A

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To [____________________________]

The undersigned registered Holder of the Warrant accompanied herewith hereby irrevocably exercises such Warrant for, and purchases thereunder, ______1 shares of Common Stock and herewith [___] makes a Cashless Exercise or [___] makes payment of [$_________ by [insert payment method]]. Such Holder further requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _______________________, whose address is __________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

1 Insert here the number of shares of Common Stock called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares or any other stock or Other Securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

Exhibit A - 1

Exhibit B

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto _________________________ the rights represented by such Warrant to purchase _____2 shares of Common Stock of Lilis Energy, Inc. (the “Company”) to which and such Warrant relates, and appoints ____________________________ its attorney-in-fact to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

2 Insert here the number of shares of Common Stock called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any Adjustment for Additional Shares or any other stock or Other Securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

Exhibit B - 1